EXHIBIT 4.3

FORM OF WARRANT AGREEMENT

THIS WARRANT AGREEMENT (“Agreement”) is made and entered into as of this ____ day of ______, 2013, by and between AVANGARD CAPITAL GROUP, INC., a Nevada corporation (“Company”), and INTERWEST TRANSFER COMPANY, INC., as warrant agent (“Warrant Agent”).

WHEREAS, the Company has filed a registration statement on Form S-1 (“Registration Statement”) under the Securities Act of 1933, as amended, with the Securities Exchange Commission (the “Commission”) File No. 333-_________ relating to the subscription for and sale of 5,000,000 units (“Units”) each Unit consisting of four (4) shares of common stock of the Company (“Common Stock”) and a warrant to purchase two (2) shares of common stock of the Company at a per share exercise price of $2.00 (“Warrants”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, registration of transfer, exchange and exercise of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

2. Form of Warrants. (a) The text and the terms of the Warrants shall be substantially as set forth in Exhibit A attached hereto and made a part hereof. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the president or a vice president of the Company and by the manual or facsimile signature of the secretary or assistant secretary of the Company under its corporate seal, affixed or in facsimile.

(b) The Warrants shall be dated by the Warrant Agent as of the initial date of issuance thereof, and upon transfer or exchange, the replacement Warrant shall be dated as of such subsequent issuance date.

3. Registration and Countersignature. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective registered holders, and upon subsequent issuance, such Warrants shall be registered in the names of the respective succeeding registered holders. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery. Until a Warrant is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat any registered holder of Warrants as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

4. Registration of Transfers and Exchanges. The Warrant Agent shall transfer any outstanding Warrants on the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer with proper documentary stamps affixed thereto, if requested. Upon any such transfer, a new Warrant shall be issued to the transferee, and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time. Warrants may be exchanged at the option of the holder thereof when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign and deliver the Warrants in accordance with the provisions of this Section 4, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5. Exercise of Warrants. (a) Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which right may be exercised as in such Warrants expressed, commencing on the date the registered holder purchases the Warrant and ending on December 31, 20__, to purchase from the Company, and the Company shall issue and sell to such registered holder of Warrants, the number of fully paid and non-assessable shares of Common Stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent, with the form of election to purchase duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as hereinafter defined, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made in cash or by certified check, bank draft, or postal or express money order, payable in United States dollars, to the order of the Company. Subject to the provisions of Section 9 hereof, upon such surrender of Warrants and payment of the Exercise Price as foresaid, the Company, acting through the Warrant Agent, shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the full number of shares of Common Stock so purchased upon the exercise of such Warrants. Such certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock, as of the date of surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and the payment of such Exercise Price, the transfer books for the Common Stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The right of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or, from time to time, for part of the shares specified therein, and in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued for the remaining number of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section 5 and of Section 3 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purposes.

(b) Notwithstanding any other provision of this Agreement, no Warrant may be exercised if the issuance of Common Stock in connection therewith would constitute a violation of the registration provisions of federal or state securities laws.

(c) The Company will use its best efforts to file and keep effective a current prospectus which will permit the purchase and sale of the Warrants and the Common Stock underlying the Warrants. In addition, the Company will use its best efforts to qualify for sale the Warrants and the Common Stock underlying the Warrants in those states in which the Warrants and the Common Stock are to be offered.

(d) The “Exercise Price” of the Warrants shall mean the exercise price specified in the Warrants.

6. Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for the purpose of providing for the exercise of the rights to purchase all shares of common stock granted pursuant to the Warrants, such number of shares of Common Stock and other stock, securities and property as from time to time are receivable upon exercise of the Warrants. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

7. Adjustments in Certain Cases. In case the Company shall at any time prior to the exercise or termination of any of the Warrants shall subdivide its outstanding shares of Common Stock into a greater number of shares or issue shares of Common Stock as a dividend on the outstanding shares of Common Stock, the number of shares into which each share of Preferred Stock is convertible shall be proportionately increased, and conversely, in case this Corporation shall combine its outstanding shares of Common Stock into a smaller number of shares, the number of shares into which each share of Preferred Stock is convertible shall be proportionately decreased.

(d) Whenever the number of shares of Common Stock or other types of securities or assets purchasable upon exercise of any of the Warrants shall be adjusted as provided herein, the Company shall forthwith file with its corporate records a certificate setting forth the computation and the adjusted number of shares of Common Stock or other securities or assets purchasable hereunder resulting from such adjustments.

(e) In the event that at any time as a result of an adjustment made pursuant hereto the holders of the Warrants shall become entitled to purchase upon exercise thereof shares, evidences of indebtedness, or other securities or assets (other than Common Stock, then, wherever appropriate, all references herein to Common Stock shall be deemed to refer to and include such shares, evidences of indebtedness, or other securities or assets, and thereafter the number of such shares, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions hereof.

8. Redemption. (a) The Warrants may be redeemed at the option of Company, subject to the conditions set forth below in this Section 8, at any time, by Redemption Notice given within thirty (30) days, after the occurrence of a “Redemption Event”. A Redemption Event shall be the fifth consecutive trading day upon which the Common Stock has been trading at $3.00 per share, determined by the taking the average price between the “bid” and the “ask” of the Common Stock on each such day, at a price of $.001 per number of Shares which may be purchased by the Warrants, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the “Redemption Price”).

(b) The Company shall provide notice to the holder of the Warrants (“Holder”) of the time, manner and place of redemption (the “Redemption Date”). The Warrants and the Redemption Price (a “Redemption Notice”), by first class or registered mail, postage prepaid, to the Holder at the address for such Holder last shown on the records of the transfer agent therefor, not less than thirty (30) days prior to the Redemption Date. The Holder of the Warrants may elect to exercise all or any part of the Warrants on or before such Redemption Date pursuant to Section 5(a) hereof prior to the applicable Redemption Date. Except as provided in Section 7(c) hereof, the Holder shall surrender to the Company on the applicable Redemption Date this Warrant, in the manner and at the place designated in the Redemption Notice. Thereupon, the Redemption Price shall be paid to the order of the holder of the Warrant and this Warrant shall be cancelled.

(c) Unless there shall have been a failure to pay the Redemption Price, on the Redemption Date all rights of the holder for this Warrant for this Warrant will cease, except the right to receive the Redemption Price, without interest, upon presentation and surrender of this Warrant, and this Warrant will not from and after such Redemption Date be deemed to be outstanding.

9. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of securities upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any securities in a name other than that of the registered holder of Warrants in respect of which such securities are issued and, in such case, neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate representing such securities or any Warrant until the person requesting the same has paid to the Company or the Warrant Agent the amount of such tax or has established to the Company’s satisfaction that such tax has been paid.

10. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Warrant Agent may countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

11. Reservation of Common Stock. Prior to the issuance of any Warrants, there shall have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock and every subsequent transfer for any of the Company’s Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Common Stock as shall be requisite for such purpose. The Company agrees that all Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates representing such Common Stock, validly issued and outstanding, fully paid and non-assessable. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for the Company’s Common Stock issuable upon the exercise of the right of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants that have been exercised. The Company will supply such transfer agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock that have been issued upon the exercise of such Warrants. All Warrants surrendered for transfer, exchange or partial exercise shall be canceled by the Warrant Agent and delivered to the Company. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of warrants then outstanding and, thereafter, no Common Stock shall be subject to reservation in respect of such Warrants.

12. Disposition of Proceeds on Exercise of Warrants. Upon the exercise of the Warrants, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

13. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company that may succeed to the business of the Warrant Agent by merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company or otherwise succeeding to the business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement or in case at any time the name of the Warrant Agent shall be changed, and any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, the successor to the Warrant Agent may countersign such Warrants, either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases, such Warrants shall have the full force provided in the Warrants and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases, such Warrants shall have the full force provided in the Warrants and this Agreement.

14. Duties of the Warrant Agent. (a) The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company shall be bound:

(i) The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same, except such as described by the Warrant Agent or action or actions taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants, except as herein otherwise provided.

(ii) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

(iii) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder, either itself, or by or through its attorneys, agents or employees.

(iv) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

(v) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to have been signed, sent or presented by the proper party or parties.

(vi) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement; to reimburse the Warrant Agent for all expenses, taxes, governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement; and to indemnify the Warrant Agent and save it harmless from and against any and all liabilities, including judgments, costs and reasonable attorneys’ fees for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s negligence or bad faith.

(vii) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding, or to take any other action likely to involve expense, unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity. All rights of action under this Agreement or under any of the Warrants or in the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(viii) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(ix) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

(x) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of the Warrants during normal business hours at its principal office in New York.

15. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving notice in writing to the Company and by giving notice by mail to holders of the Warrants at their addresses as such addresses appear on the Warrant register of such resignation, specifying a date when such resignation shall take effect, which date shall not be less than thirty (30) days after the mailing of said notice. The Warrant Agent may be removed at the discretion of the Company by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal, or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, any successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Common Stock, and shall forthwith give notice to the holders of the Warrants in the manner prescribed in this Section 15. Failure to file or mail any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of any successor Warrant Agent, as the case may be.

16. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent other than the Warrant Agent for the Common Stock of the Company issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

17. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to the Company shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service, postage prepaid, or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

To the Company:

Avangard Capital Group, Inc.

2708 Commerce Way, Suite 300

Philadelphia, PA 19154

Attn: Chief Executive Officer

To the Warrant Agent:

Interwest Transfer Company, Inc.

Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to the Warrant Agent shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as set forth above.

18. Standard of Conduct. Notwithstanding any implication to the contrary elsewhere herein, whenever the Company or the Warrant Agent are required or permitted to make any judgment or to take any action, no such judgment or action shall be made or taken in bad faith or in any arbitrary or capricious fashion.

19. Supplements and Amendments. The Company and the Warrant Agent may, from time to time, supplement or amend this Agreement without the approval of any of the holders of the Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable, that shall not be inconsistent with the provisions of the Warrants, and that shall not materially adversely affect the rights of the holders of the Warrants.

20. Successors. All of the covenants and provisions hereof by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

21. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation, unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

22. Governing Law. This Agreement and each Warrant issued hereunder shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed with such State, without giving effect to conflicts of law principles.

23. Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 16 hereof. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process.

24. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation, other than the Company, the Warrant Agent and the registered holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the holders of the Warrant certificates.

25. Waiver. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AVANGARD CAPITAL GROUP, INC.

By:
Name:	Alan Gulko
Title:	Chief Executive Officer

INTERWEST TRANSFER COMPANY, INC.

By:
Name:
Title:

Exhibit A

NUMBER No.: W-______________________________________________________ CUSIP __________________

Shares: ______________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER AND ARE GOVERNED BY AND ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT, DATED AS OF ______________, 2013, A COPY OF SUCH WARRANT AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Redeemable Common Stock Purchase Warrant

AVANGARD CAPITAL GROUP, INC.

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME,                          , 2015)

THIS WARRANT CERTIFIES THAT, for value received                             or registered agents, is the registered holder of a Warrant or Warrants expiring [                ], 2015 (the “Warrant”) to purchase one fully paid and non-assessable ordinary share, par value $.001 per share (the “Shares”), of Avangard Capital Group, Inc., a Nevada corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.

The Warrant entitles the holder thereof to purchase from the Company, commencing on the date the Warrant commences separate trading from the Units (the “Detachment Date”), such number of Shares at the price of $        per share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Interwest Transfer Company, Inc., such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Interwest Transfer Company, Inc. In no event shall the registered holder(s) of this Warrant be entitled to receive a net-cash settlement, Shares or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant will expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of Shares to be issued to the warrant holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder(s) to any of the rights of a shareholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise, with a notice of call in writing to the holder(s) of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sales price of the Shares has been equal to or greater than $3.00, on each of ten (10) consecutive trading days. The call price of the Warrants is to be $.001 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.001 call price.

COUNTERSIGNED:

INTERWEST STOCK TRANSFER COMPANY, INC.
WARRANT AGENT

BY:
AUTHORIZED OFFICER
DATED:

AVANGARD CAPITAL GROUP, INC.

(Signature)
CHIEF EXECUTIVE OFFICER
(Seal)
(Signature)
PRESIDENT

 [REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned Registered Holder(s) irrevocably elect(s) to exercise                  Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name(s) of

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                         hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                           Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

THE SIGNATURE(S) TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME(S) WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.